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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated March 17, 1999 appearing on page F-2 of K&G Men's Center, Inc.'s Form 10-K for the year ended January 31, 1999 included in this Current Report on Form 8-K of The Men's Wearhouse, Inc.


/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 10, 1999